EXHIBIT 10.3

PURCHASE AGREEMENT
AND ESCROW INSTRUCTIONS

Between

AMREIT WOODLAKE POINTE I, LP

as Seller

and

SERIES C, LLC

as Buyer

April 5, 2013

PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

DATED:	Dated to be effective as of the last of the manual signatures by Seller and Buyer as parties to this Agreement (the “Effective Date”).

PARTIES:	This Purchase Agreement and Escrow Instructions is between AMREIT WOODLAKE POINTE I, LP a Texas limited partnership, as “Seller”, and SERIES C, LLC, an Arizona limited liability company, as “Buyer”.

          WHEREAS, as of the Effective Date, Seller is the fee title owner of that certain improved property located at 9603 Westheimer Road, Houston, Texas, as legally described on Exhibit A attached hereto (the “Real Property”);

          WHEREAS, as of the Effective Date, the Real Property is improved with a building containing approximately 45,000 square feet (the “Building”) which Real Property and Building are leased to L.A. Fitness International, LLC, a California limited liability company (“Tenant”) in accordance with a written lease (the “Lease”). The Real Property, the Building, the improvements to the Real Property (the “Improvements”), the personal property, if any, of Seller located on the Real Property and Seller’s interest in the Lease and all rents issued and profits due or to become due thereunder are hereinafter collectively referred to as the “Property”; and

          WHEREAS, Buyer desires to purchase the Property from Seller and Seller desires to sell the Property to Buyer free and clear of all liens, all as more particularly set forth in this Purchase Agreement and Escrow Instructions (the “Agreement”).

          NOW THEREFORE, in consideration of the promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer (each, a “Party” and, collectively, the “Parties”) hereby agree as follows:

          1.     INCORPORATION OF RECITALS. All of the foregoing Recitals are hereby incorporated as agreements of the Parties.

          2.     BINDING AGREEMENT. This Agreement constitutes a binding agreement between Seller and Buyer for the sale and purchase of the Property subject to the terms set forth in this Agreement. Subject to the limitations set forth in this Agreement, this Agreement shall bind and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement supersedes all other written or verbal agreements between the Parties concerning any transaction embodied in this Agreement. No claim of waiver or modification concerning any provision of this Agreement shall be made against a Party unless based upon a written instrument signed by such Party.

          3.     INCLUSIONS IN PROPERTY.

                 (a)      The Property. The term “Property” shall also include the following:

                           (1)     all tenements, hereditaments and appurtenances pertaining to the Real Property;

                           (2)     all mineral, water and irrigation rights of Seller, if any, running with or otherwise pertaining to the Real Property;

                           (3)     all interest, if any, of Seller in any road adjoining the Real Property;

                           (4)     all interest, if any, of Seller in any award made or to be made or settlement in lieu thereof for damage to the Property by reason of condemnation, eminent domain or exercise of police power;

                           (5)     all of Seller’s interest in the Building, the Improvements and any other improvements and fixtures on the Real Property;

                           (6)     all of Seller’s interest, if any, in any equipment, machinery and personal property on or used in connection with the Real Property (the “Personalty”);

                           (7)     the Lease and security deposit, if any, now or hereafter due thereunder; and,

                           (8)     all of Seller’s interest, to the extent transferable, in all permits and licenses (the “Permits”), warranties (the “Warranties”), contractual rights and intangibles (including rights to the name of the Improvements as well as all construction contracts, subcontracts, architectural/engineering plans and/or agreements and similar agreements) with respect to the design, development, construction, operation, maintenance, repair and/or improvement of the Property (collectively, the “Contracts”).

                 (b)     The Transfer Documents. All of Seller’s interest, if any, in the Personalty shall be transferred by that certain bill of sale from Seller to Buyer, the agreed upon form of which is attached hereto as Exhibit B (the “Bill of Sale”); the Lease shall be transferred by that certain assignment and assumption of lease, the agreed upon form of which is attached hereto as Exhibit C (the “Assignment of Lease”); all of (i) the Required Items (as defined below), to the extent assignable, and (ii) Seller’s interest, if any, to the extent transferrable, in the other Permits, Warranties and Contracts shall be transferred by that certain assignment and assumption agreement, the agreed upon form of which is attached hereto as Exhibit D (the “Assignment Agreement”); and the Real Property, the Building and the Improvements shall be transferred and conveyed by execution and delivery of Seller’s special warranty deed, the agreed upon form of which is attached hereto as Exhibit E (the “Deed”). The Bill of Sale, the Assignment of Lease, the Assignment Agreement and the Deed are hereinafter collectively referred to as the “Transfer

Documents”. Notwithstanding the foregoing, in the event transfer of any Warranty that is not a Required Item requires the approval of the applicable warrantor and/or satisfaction of any other conditions to such transfer, Seller shall use commercially reasonable efforts to obtain such approval and satisfy all such conditions no later than COE (as defined below), including, without limitation, payment of any fees relating thereto. The roof warranty for the Improvements and any warranties for Tenant’s Work (as defined in the Lease) that have been assigned to Seller are collectively referred to as the “Required Items.”

          4.     PURCHASE PRICE. The price to be paid by Buyer to Seller for the Property is Twelve Million and No/100 DOLLARS ($12,000,000.00) (the “Purchase Price”), payable as follows:

                 (a)     One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) earnest money (said deposit, together with any and all interest earned or accrued thereon, the “Earnest Money Deposit”) to be deposited in escrow with First American Title National Commercial Services, The Esplanade Commercial Center, 2425 E. Camelback Road, Suite 300, Phoenix, Arizona 85016, Attention: Brandon Grajewski (“Escrow Agent”) not later than five (5) business days following the receipt by Escrow Agent of a fully-executed original of this Agreement (said receipt by Escrow Agent of both a fully-executed original of this Agreement and the Earnest Money Deposit, the “Opening of Escrow”), which Earnest Money Deposit is to be held by Escrow Agent until released to Seller or Buyer as provided herein or paid to Seller at close of escrow (“COE”); and

                 (b)     One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) additional earnest money to be deposited in escrow with Escrow Agent two (2) business days after the expiration of the Study Period (defined below). For purposes of this Agreement, the additional earnest money deposit shall be added to and become a part of the Earnest Money Deposit; and

                 (c)     Eleven Million Seven Hundred Thousand and No/100 Dollars ($11,700,000.00) in additional cash, or other immediately available funds (as may be increased or decreased by such sums as are required to take into account any additional deposits, prorations, credits, or other adjustments required by this Agreement), to be deposited in escrow with Escrow Agent on or before COE, which sum is to be held by Escrow Agent until cancellation of this Agreement as provided herein or paid to Seller at COE.

          5.     DISPOSITION OF EARNEST MONEY DEPOSIT. Seller and Buyer hereby instruct Escrow Agent to place the Earnest Money Deposit in a federally insured interest-bearing passbook account on behalf of Seller and Buyer. The Earnest Money Deposit shall be applied as follows:

                 (a)     if Buyer cancels this Agreement as Buyer is so entitled to do as provided in this Agreement, the Earnest Money Deposit shall be paid immediately to Buyer;

                 (b)     if the Earnest Money Deposit is forfeited by Buyer pursuant to this Agreement, such Earnest Money Deposit shall be paid to Seller as Seller’s agreed and total liquidated damages, it being acknowledged and agreed that it would be difficult or impossible to determine Seller’s exact damages; and

                 (c)     if escrow closes, the Earnest Money Deposit shall be credited to Buyer, automatically applied against the Purchase Price and paid to Seller at COE.

          6.     PRELIMINARY TITLE REPORT AND OBJECTIONS. Within ten (10) days after the Opening of Escrow, Escrow Agent shall deliver a current Preliminary Title Report (the “Report”) for a TLTA extended coverage title insurance policy (the “Owner’s Policy”) on the Property to Buyer and Seller. The Report shall show the status of title to the Property as of the date of the Report and shall also describe the requirements of Escrow Agent for the issuance of the Owner’s Policy as described herein. The cost of the Owner’s Policy shall be paid by the Seller; provided, however, that any additional costs for an extended coverage policy, endorsements thereto (excluding, however, those endorsements required to cure one or more Objectionable Matters (as hereinafter defined) which Seller has agreed to cure, which endorsements shall be issued at Seller’s sole cost and expense), and any lender’s title policy shall be paid by Buyer. In addition to the Report, Escrow Agent shall simultaneously deliver to Buyer legible copies of all documents identified in Schedule B of the Report. In connection with this Section 6, if Buyer has not received the Report within ten (10) days after the Opening of Escrow, Buyer will be deemed to have received the Report on the eleventh (11th) day after the Opening of Escrow.

          If Buyer is dissatisfied with any exception to title as shown in the Report and/or any matter disclosed by the Survey (collectively, the “Objectionable Matters”), then Buyer may either, by giving written notice thereof to Seller and Escrow Agent on or before expiration of the Study Period (as defined below), (a) cancel this Agreement, whereupon the Earnest Money Deposit shall be returned to Buyer together with all documents deposited in escrow by Buyer, or (b) provisionally accept the title subject to Seller’s agreement to cause the removal of or otherwise cure the Objectionable Matters. Seller shall notify Buyer in writing within seven (7) days after receiving Buyer’s written notice of Objectionable Matters, if Seller does not intend to remove (or cause the Escrow Agent to endorse over, to Buyer’s satisfaction) or otherwise cure any such Objectionable Matters. Seller’s lack of response shall not be a breach of this Agreement, but shall be deemed as Seller’s election not to remove or otherwise cure the Objectionable Matters prior to COE. If written notice of dissatisfaction is not timely given by Buyer to Seller pursuant to this Section 6, then Buyer shall be deemed to have disapproved of the condition of the title of the Property as shown by the Report, and shall have elected to terminate this Agreement, whereupon the Earnest Money Deposit shall be returned to Buyer and all other obligations under this Agreement shall terminate.

          In the event the Report is amended to include new exceptions that are not set forth in a prior Report, Buyer shall have until the later of (i) the expiration of the Study Period, or (ii) the date that is five (5) business days after Buyer’s receipt of the amended Report and copies of the documents identified in the new exceptions or new requirements, within which to cancel this Agreement and receive a refund of the Earnest Money Deposit or to provisionally accept the title subject to Seller’s agreement to cause the removal of or otherwise cure the Objectionable Matters. Seller shall notify Buyer in writing within seven (7) days after receiving Buyer’s written notice of disapproval or objection, if Seller does not intend to remove (or cause the Escrow Agent to endorse over, to Buyer’s satisfaction) or otherwise cure any such additional Objectionable Matters. Seller’s lack of response shall be deemed as Seller’s election not to remove or otherwise cure the Objectionable Matters prior to COE.

          If Seller serves notice to Buyer that Seller does not intend to remove or otherwise cure the Objectionable Matters before COE, or Seller does not timely give such notice, Buyer shall, within seven (7) days thereafter, notify Seller and Escrow Agent in writing of Buyer’s election to either (i) terminate this Agreement, whereupon the Earnest Money Deposit shall be returned to Buyer and all other obligations under this Agreement shall terminate, or (ii) waive such Objectionable Matters and the transaction shall close as scheduled. If Seller agrees to remove or otherwise cure the Objectionable Matters but fails or is unable to do so by the scheduled COE date, or if Buyer otherwise receives notice that Seller has failed or refused to remove or otherwise cure the Objectionable Matters which Seller has agreed to cure, Buyer shall, within seven (7) days of either said COE date or its receipt of notice of such failure or inability, whichever is earlier, notify Seller and Escrow Agent in writing of Buyer’s election, as its sole and exclusive remedy, to either (i) declare Seller to be in default under this Agreement and terminate this Agreement, whereupon the Earnest Money Deposit shall be returned to the Buyer, Seller shall promptly reimburse Buyer for all reasonable out-of-pocket costs incurred by Buyer from and after the date that Seller agreed to cure such Objectionable Matters until the date of Seller’s default, such amount not to exceed the sum of $50,000.00 (provided, however, that the obligation to reimburse Buyer for its out-of-pocket costs shall only arise upon Seller’s receipt of reasonably satisfactory evidence of such costs) and all other obligations under this Agreement shall terminate, or (ii) waive such Objectionable Matters whereupon the transaction shall close five (5) business days after Buyer notifies Seller of such election. If written notice of such election is not timely given by Buyer pursuant to the foregoing sentence, then Buyer shall be deemed to have elected to terminate this Agreement as set forth in such sentence. The Parties hereby acknowledge and agree that Buyer’s remedies for a Seller default under this Section 6 shall be governed by this Section 6 rather than by Section 20(a).

          7.     BUYER’S STUDY PERIOD.

                 (a)     The Study Period. Buyer shall have until 5:00 p.m. CST on the thirtieth (30th) day after the Effective Date (the “Study Period”), at Buyer’s sole cost, within which to conduct and approve any investigations, studies or tests deemed necessary by Buyer, in Buyer’s sole discretion, to determine the feasibility of acquiring the Property, including, without limitation, Buyer’s right to: (i) review and approve the Survey (as hereinafter defined), the Lease, Seller’s operating statements with respect to the Property, and the Contracts; (ii) meet and confer with Tenant; and, (iii) obtain, review and approve an environmental study of the Real Property and Building (collectively, “Buyer’s Diligence”). All such inspections, tests and examinations are to be conducted in a manner so as not to physically damage the Property and, in any event, the Property shall be restored by Buyer substantially to its condition at the time of entry of Buyer at Buyer’s sole cost. Neither Buyer nor any of its agents or representatives shall conduct any invasive physical testing, drilling, boring, sampling or removal of, on or through the surface of the Property (or any part or portion thereof) without Seller’s prior written consent, which consent shall not be unreasonably withheld.

                 (b)     Right of Entry. Subject to the prior rights of the Tenant in the Property, Seller hereby grants to Buyer and Buyer’s agents, employees and contractors the right to enter upon the Property, at any time or times prior to COE (but during normal business hours), subject to reasonable advance notice to Seller of not less than 24 hours, to conduct Buyer’s Diligence. In consideration therefor, Buyer shall and does hereby agree to release, indemnify, defend and hold Seller, Tenant and all of Seller’s principals, officers, representatives, employees and agents harmless from and against any and all claims for expenses, costs, losses, liabilities and/or damages asserted against Seller, including, but not limited to, court costs and attorneys’ fees, which may be incurred by Seller as a result of Buyer’s Diligence, including, but not limited to, holding the Real Property and Seller harmless and free from any mechanic’s or materialmen’s lien arising out of such activities; provided, however, Buyer shall have no duty to release, indemnify, defend or hold harmless Seller, Tenant nor any of Seller’s principals, officers, representatives, employees or agents with respect to any claim arising out of or relating to such party’s negligence or intentional acts. Buyer’s indemnity and hold harmless obligation shall survive cancellation of this Agreement or COE. Buyer shall obtain and maintain (i) commercial general liability insurance covering such entries by Buyer, with limits of not less than $1,000,000 per occurrence and $2,000,000 combined single limit naming Seller as an additional insured, and (ii) worker’s compensation insurance coverage with limits not less than required by applicable statutes, and shall provide one or more certificates evidencing such coverage to Seller prior to Buyer’s entry onto the Property.

          During the performance of any inspections or studies of the Property, Buyer and its agents and representatives shall use commercially reasonable and good faith efforts not to (a) unreasonably disturb Tenant or materially interfere with its use of the Property in accordance with the Lease; (b) interfere with the operation and maintenance of the Property undertaken in accordance with the Lease; (c) damage any part of the Property or any personal property owned or held by Tenant; (d) cause injury or bodily harm to Seller, its agents, contractors and employees or Tenant; (e) permit any liens to attach to the Property by reason of the exercise of Buyer’s rights hereunder; or (f) reveal or disclose any information obtained during the Study Period concerning the Property to anyone other than as authorized herein.

          If Buyer desires to interview Tenant, Buyer shall notify Seller of such intent, in writing, prior to the expiration of the Study Period. Upon receipt of Buyer’s written notice, Seller shall attempt to schedule such interview with Tenant within a reasonable time thereafter. Seller shall have the right to have one of its agents or representatives present at any such Tenant interview; provided, however, in no event shall Seller’s election not to or failure to have such an agent or representative present at any such Tenant interview in any way modify, limit, restrict, prohibit or prevent Buyer’s rights under this Section 7.

                 (c)     Cancellation. Unless Buyer so notifies Seller and Escrow Agent, in writing, on or before the end of the Study Period of Buyer’s acceptance of Buyer’s Diligence and waiver of the contingencies as set forth in this Section 7, this Agreement shall be canceled and the Earnest Money Deposit shall be returned immediately to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement, except those obligations which expressly survive the cancellation of this

Agreement. If Buyer does not terminate this Agreement pursuant to this Section 7(c), the Earnest Money Deposit shall be non-refundable to Buyer in all respects, except as otherwise expressly provided in this Agreement.

                 (d)     Tenant Right of First Refusal or Right of First Offer. Notwithstanding the fact that the Lease may contain a tenant right of first refusal or right of first offer (either such right, a “ROFR”), Buyer hereby agrees that the Study Period shall commence and run as set forth in Section 7(a) above, and commencement thereof shall not be tolled pending receipt of a written waiver of such ROFR by Tenant; provided, however, that in return therefor, Seller hereby agrees that, in the event Tenant does give notice of its intent to exercise the ROFR or does actually exercise the ROFR, Seller shall promptly reimburse to Buyer all reasonable out-of-pocket and third-party property diligence expenses incurred by Buyer, including, without limitation, reasonable attorneys’ fees and costs, such amount not to exceed the sum of $50,000.00 (provided, however, that the obligation to reimburse Buyer for its out-of-pocket costs shall only arise upon Seller’s receipt of reasonably satisfactory evidence of such costs).

          8.     DELIVERY OF SELLER’S DILIGENCE MATERIALS. Seller agrees to deliver to Buyer, on or prior to the Effective Date, all information in Seller’s possession or control relating to the leasing, operating, maintenance, construction (including the Certificate of Occupancy for the Property), repair, zoning (including any zoning verification letters), platting, engineering, soil tests, water tests, environmental tests, market studies, master planning, architectural drawings and like matters regarding the Property and/or the Tenant (collectively, “Seller’s Diligence Materials”), all at no cost to Buyer. The foregoing deliveries shall include, but not be limited to, copies of all: (i) books of account and records for the Property for the last twenty-four (24) months (including year-end Tenant CAM expense reconciliations); (ii) the Lease, including all amendments thereto, guaranties thereof and assignments thereof and, to the extent the landlord is obligated to deliver such a policy to Tenant under the Lease, a copy of the leasehold title insurance policy; (iii) a detailed listing of all capital expenditures on the Property for the last thirty-six (36) months; (iv) the maintenance history of the Property for the last twenty-four (24) months; (v) current maintenance, management, and listing contracts for the Property including any amendments thereto; (vi) all claims or suits by Tenant or third parties involving the Property or the Lease or any Contracts (whether or not covered by insurance); (vii) a list of all claims or suits by or against Seller regarding the Property for the last thirty-six (36) months; (viii) the site plan with respect to, and Seller’s most recent survey of, the Property; (ix) copies of all Contracts, Warranties and Permits; and (x) any other documents or other information in the possession of Seller or its agents pertaining to the Property that would reasonably be considered by an experienced purchaser to be material to that purchaser’s decision to acquire the Property. Should Seller receive new or updated information regarding any of the matters set forth in this Section 8 after the Effective Date and prior to COE, Seller will immediately notify Buyer of such fact and will promptly deliver complete copies thereof to Buyer.

          Seller makes no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of or conclusions drawn in the information contained in the Seller’s Diligence Materials; provided, however, that Seller does hereby represent and warrant to Buyer that it has no actual knowledge of any inaccuracy therein or incompleteness thereof.

Buyer agrees and acknowledges that any and all of Seller’s Diligence Materials will be made available or delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Buyer agrees not to disclose Seller’s Diligence Materials, or any of the provisions, terms or conditions thereof, to any party other than Buyer and Buyer’s agents, principals, officers, employees, lenders, consultants and attorneys that are responsible for determining the feasibility of Buyer’s acquisition of the Property, financing of any portion of the Purchase Price and for preparation and revision of documents to consummate the closing hereof. If this Agreement is terminated, Buyer shall certify to Seller that Buyer has destroyed Seller’s Diligence Materials; provided, however, Buyer (x) will be entitled to retain one copy of Seller’s Diligence Materials for compliance purposes or for the purposes of defending or maintaining litigation or threatened litigation, and (y) will not be obligated to erase Seller’s Diligence Materials that is contained in an archived computer system made in accordance with its security and/or disaster recovery procedures.

           9.     THE SURVEY. Promptly after the Opening of Escrow, Buyer, at Buyer’s cost, shall cause a surveyor licensed in the State of Texas to complete and deliver to Escrow Agent and Buyer a current, certified ALTA As-Built survey of the Real Property, Building and Improvements (the “Survey”), whereupon the legal description in the Survey shall control over the description in Exhibit A attached hereto to the extent they may be inconsistent. The Survey shall set forth the legal description and boundaries of the Property and all easements, encroachments and improvements thereon. The Survey shall be certified to Buyer, Seller and the title company issuing the Owner’s Policy.

          10.    IRS SECTION 1445. Seller shall furnish to Buyer in escrow by COE a sworn affidavit (the “Non-Foreign Affidavit”) stating under penalty of perjury that Seller is not a “foreign person” as such term is defined in Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended (the “Tax Code”). If Seller does not timely furnish the Non-Foreign Affidavit, Buyer may withhold (or direct Escrow Agent to withhold) from the Purchase Price an amount equal to the amount required to be so withheld pursuant to Section 1445(a) of the Tax Code, and such withheld funds shall be deposited with the Internal Revenue Service as required by such Section 1445(a) and the regulations promulgated thereunder. The amount withheld, if any, shall nevertheless be deemed to be part of the Purchase Price paid to Seller.

          11.    DELIVERY OF POSSESSION. Seller shall deliver possession of the Property to Buyer at COE subject only to the rights of Tenant under the Lease as approved by Buyer as part of Buyer’s Diligence.

          12.    BUYER’S CONDITIONS PRECEDENT. In addition to all other conditions precedent set forth in this Agreement, Buyer’s obligations to perform under this Agreement and to close escrow are expressly subject to the following:

                  (a)     the delivery by Seller to Escrow Agent, for delivery to Buyer at COE, of the executed original Transfer Documents;

                 (b)     the issuance of the Owner’s Policy (or a written commitment therefor) subject only to those matters approved or deemed approved by Buyer pursuant to this Agreement;

                 (c)     the delivery by Seller to Buyer at COE of all security deposits and pre-paid/abated rents under the Lease, if any, in the form of a credit in favor of Buyer against the Purchase Price;

                 (d)     the deposit by Seller with Buyer not later than five (5) days prior to COE of (i) an original estoppel certificate, in a form reasonably acceptable to Buyer (v) dated not more than thirty (30) days prior to COE, (w) executed by Tenant and naming Buyer (or its designee) and any lender of which Buyer provides written notice to Seller pursuant to the notice provisions hereof prior to the end of the Study Period (“Lender”) as addressees, (x) verifying the basic facts of the Lease (term, rental, expiration date, options, if any exist), (y) confirming that there are no defaults by the landlord under the Lease and that no percentage rents or impounds are paid pursuant to the Lease (or specifying the amount(s) thereof), and (z) if Tenant’s obligations under the Lease have been guaranteed by another person or entity, also cover such guaranty and also be signed by such guarantor(s), (ii) a subordination, non-disturbance and attornment agreement executed by Tenant, in form and substance reasonably acceptable to Tenant, for the benefit of Lender, and (iii) an original estoppel certificate executed by all other parties to any applicable reciprocal easement agreement or declaration of covenants, conditions and/or restrictions (the “REA’s”) and addressed or certified to Buyer and Lender stating that such instrument is in full force and effect and is not modified (except as disclosed in such estoppel certificate) and, to the best knowledge of the party giving the estoppel, the other party or parties thereto is/are not in default under the applicable instrument and all amounts, if any, owing under the applicable agreement have been paid in full;

                 (e)     if applicable, the deposit with Escrow Agent and Buyer prior to the expiration of the Study Period of an executed waiver by Tenant of any right of first refusal under the Lease;

                 (f)      the deposit with Escrow Agent of an executed affidavit of Seller or, if Seller is a single-asset entity, of Seller’s principals or parent entity, and such other documentation as may be reasonably required by Escrow Agent to allow for the deletion of the mechanics’ lien exception from the Owner’s Policy;

                 (g)     the delivery by Seller to Buyer of the final Certificate of Occupancy for the Improvements;

                 (h)     the deposit with Escrow Agent of a letter from Seller to Tenant requesting that future rent under the Lease be paid to Buyer;

                 (i)      reserved;

                 (j)      there has been no “Insolvency Event” with respect to the Tenant. As used in this subsection (j), an “Insolvency Event” shall have occurred if the Tenant becomes insolvent within the meaning of the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended

(the “Bankruptcy Code”), files or notifies Seller or any affiliate of Seller that it intends to file a petition under the Bankruptcy Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, hereinafter, an “Action”), becomes the subject of either a petition under the Bankruptcy Code or an Action, or is not generally paying its debts as the same become due;

                 (k)      reserved;

                 (l)       delivery to Buyer of the original, fully-executed Lease, and a copy of all guaranties thereof, all exhibits, amendments and other modifications thereto, and, if Seller is not the original landlord under the Lease, all assignments necessary to establish that Seller is the successor-in-interest to the landlord’s rights under the Lease; and

                 (m)     delivery to Buyer of originals of the Contracts, Warranties and Permits, if any, in the possession of Seller or Seller’s agents, including, without limitation, any warranties covering the roof or any other part of the Improvements, and any correspondence with respect thereto, together with such non-proprietary leasing and property manuals, files and records which are material in connection with the continued operation, leasing and maintenance of the Property.

If the foregoing conditions have not been satisfied by the specified date or COE as the case may be, then Buyer shall have the right, at Buyer’s sole option, by giving written notice to Seller and Escrow Agent, to (i) cancel this Agreement, whereupon the Earnest Money Deposit shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation under this Agreement, or (ii) extend such specified date or COE, as applicable, for such amount of time as Buyer deems reasonably necessary to allow Seller to satisfy such conditions; provided however, unless otherwise agreed by the Parties, this Agreement shall be deemed cancelled as provided in (i) above if the foregoing conditions have not been satisfied on or before twenty (20) days after the initially scheduled COE.

          13.    SELLER’S REPRESENTATIONS WARRANTIES AND COVENANTS.

                  (a)     Seller hereby represents and warrants to Buyer as of the Effective Date and again as of COE that:

                           (i)     to Seller’s knowledge, there are no unrecorded leases (other than the Lease), liens or encumbrances which may affect title to the Property; any existing financing secured by the Property or any part thereof shall be satisfied and discharged in full at or prior to COE and any liens or encumbrances relating thereto shall be terminated and released of record at or prior to COE;

                           (ii)     Seller has not received any written notice of any violation with regard to any applicable regulation, ordinance, requirement, covenant, condition or restriction relating to the present use or occupancy of the Property by any person, authority or agency having jurisdiction;

                         (iii)     Seller has not received any written notice of any intended public improvements which will or could result in any charges being assessed against the Property which will result in a lien upon the Property;

                         (iv)     Seller has not received any written notice of any impending or contemplated condemnation or taking by inverse condemnation of the Property, or any portion thereof, by any governmental authorities;

                         (v)      there are no suits or claims pending or to Seller’s knowledge, threatened with respect to or in any manner affecting the Property or the Tenant, nor does Seller know of any circumstances which should or could reasonably form the basis for any such suits or claims which have not been disclosed in writing to Buyer by Seller;

                         (vi)     Seller has not entered into and, to Seller’s knowledge, there is not existing any other agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party, except as may be disclosed in the Report;

                         (vii)    Seller has not taken any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon the Property, or any portion thereof, or its potential use, and, to Seller’s knowledge, there are no pending proceedings, the object of which would be to change the present zoning or other land-use limitations;

                         (viii)   this transaction will not in any way violate any other agreements to which Seller is a party;

                         (ix)     Seller has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents;

                         (x)       no default of Seller exists under the Lease; Seller has sent no written notice of default to Tenant and, to Seller’s knowledge, no default of Tenant exists under the Lease; Seller has not received any notice or correspondence from Tenant or Tenant’s agents indicating Tenant’s desire, willingness or intent to amend, modify, assign or terminate the Lease nor any notice or correspondence requesting the consent of Seller to any of the foregoing;

                         (xi)     Tenant is not entitled to any free rent periods or rental abatements, concessions or other inducements for any period subsequent to COE, except as expressly set forth in the Lease;

                         (xii)    to the extent Seller is the original landlord under the Lease, the Lease was negotiated in an arms-length transaction;

                         (xiii)   all amounts due and payable by Seller under the Contracts and the REA’s have been paid in full and no default of Seller exists under any of the Contracts or any of the REA’s and, to Seller’s knowledge, no default of any other party exists under any of the Contracts or any of the REA’s;

                         (xiv)     no consent of any third party is required in order for Seller to enter into this Agreement and perform Seller’s obligations hereunder;

                         (xv)      except as set forth in Seller’s Diligence Materials, Seller has no actual knowledge that there exists or has existed, and Seller itself has not caused any generation, production, location, transportation, storage, treatment, discharge, disposal, release or threatened release upon, under or about the Property of any Hazardous Materials. “Hazardous Materials” shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos (including, without limitation, vinyl asbestos tile), or any other substance or material, defined as a “hazardous substance” by any federal, state, or local environmental law, ordinance, rule or regulation including, without limitation, the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Federal Hazardous Materials Transportation Act, as amended, the Federal Resource Conservation and Recovery Act, as amended, and the rules and regulations adopted and promulgated pursuant to each of the foregoing;

                         (xvi)     except as set forth in Seller’s Diligence Materials, to Seller’s actual knowledge, there is not now, nor has there ever been, on or in the Property underground storage tanks, any asbestos-containing materials or any polychlorinated biphenyls, including those used in hydraulic oils, electric transformers, or other equipment;

                         (xvii)    Seller has not received any written notice of proceedings pending for the increase of the assessed valuation of the Real Property;

                         (xviii)   the execution, delivery and performance of this Agreement and the Transfer Documents have not and will not constitute a breach or default under any other agreement, law or court order under which Seller is a party or may be bound; and

                         (xix)     Seller has not withheld any information within its possession or of which it is actually aware regarding the Property or any part thereof that would reasonably be considered by an experienced purchaser to be material to that purchaser’s decision to acquire the Property.

                 (b)    Further, Seller hereby covenants to Buyer as of the Effective Date that:

                         (i)         Seller will not enter into nor execute any agreement, written or oral, under which Seller is or could become obligated to sell the Property, or any portion thereof, to a third party, without Buyer’s prior written consent;

                         (ii)        Seller will not, without the prior written consent of Buyer, take any action before any governmental authority having jurisdiction thereover, the object of which would be to change the present zoning of or other land-use limitations, upon the Property, or any portion thereof, or its potential use;

                         (iii)     except for any item to be prorated at COE in accordance with this Agreement or the sole responsibility of Tenant under the Lease, all bills or other charges, costs or expenses arising out of or in connection with or resulting from Seller’s use, ownership, or operation of the Property up to COE shall be paid in full by Seller;

                         (iv)     all general real estate taxes, assessments and personal property taxes that have become due with respect to the Property (except for those that will be prorated at COE or the sole responsibility of Tenant under the Lease) have been paid or will be so paid by Seller prior to COE;

                         (v)      between the Effective Date and COE or any earlier termination of this Agreement, Seller shall not execute or enter into any lease with respect to the Property or any part thereof, or terminate, amend, modify, extend or waive any rights under the Lease without Buyer’s prior written consent, which consent may be withheld at Buyer’s sole discretion;

                         (vi)     between the Effective Date and COE or any earlier termination of this Agreement, Seller shall, at its sole cost:

                                   (1)     continue to operate the Property as heretofore operated by Seller subject to Buyer’s rights under this Agreement to direct specific activities of Seller;

                                   (2)     maintain or cause Tenant to maintain the Property in its current condition and perform required and routine maintenance and make replacements of each part of the Property that is tangible property (whether real or personal) and perform repairs or make replacements to any broken, defective or malfunctioning portion the Property that is tangible property (whether real or personal) as the relevant conditions require;

                                   (3)     pay or cause Tenant to pay (as applicable) prior to COE, except as permitted under the Lease, all sums due for work, materials or services furnished or otherwise incurred in the ownership, use or operation of the Property up to COE;

                                   (4)     comply or cause Tenant to comply with all governmental requirements applicable to the Property;

                                   (5)     except as required by a governmental agency or tenant alterations permitted under the Lease, not place or permit to be placed on any portion of the Property any new improvements of any kind or remove or permit any improvements to be removed from the Property without the prior written consent of Buyer;

                                   (6)     without Buyer’s prior written consent, Seller shall not, by voluntary or intentional act or omission to act, further cause or create any easement, encumbrance, or mechanic’s or materialmen’s liens, and/or similar liens or encumbrances to arise or to be imposed upon the Premises or any portion thereof that affects title thereto, or to allow any amendment or modification to any existing easements or encumbrances; and

                                     (7)     cause Tenant to comply in all material respects with the terms, covenants and conditions of the Lease;

                         (vii)     Seller shall and hereby does assign to Buyer, effective as of COE, all claims, counterclaims, defenses, or actions, whether at common law, or pursuant to any other applicable federal or state or other laws which Seller may have against any third parties relating to the existence of any Hazardous Materials in, at, on, under or about the Property (including Hazardous Materials released on the Property prior to COE and continuing in existence on the Property at COE);

                         (viii)    Seller shall not, without the prior written consent of Buyer, provide a copy of, nor disclose any of the terms of, this Agreement to any appraiser, and Seller shall instruct Broker that it may not provide a copy of nor disclose any of the terms of this Agreement to any appraiser without the prior written consent of Buyer; and

                         (ix)      should Seller receive notice or knowledge of any information regarding any of the matters set forth in this Section 13 after the Effective Date and prior to COE, Seller will immediately notify Buyer of the same in writing.

               All representations and warranties made in this Agreement by Seller shall survive the execution and delivery of this Agreement and COE for a period of one (1) year. Seller shall and does hereby indemnify against and hold Buyer harmless from any loss, damage, liability and expense, together with all court costs and attorneys’ fees which Buyer may incur, by reason of any material misrepresentation by Seller or any breach of any of Seller’s warranties or covenants. Seller’s indemnity and hold harmless obligations shall survive COE as provided in this paragraph. Any claim for a breach of Seller’s representations and warranties must be made in writing within one (1) year following COE, and, if not resolved within thirty (30) days following such claim, a claim must be brought in a court of competent jurisdiction within one (1) year and thirty (30) days following COE. Notwithstanding anything contained herein to the contrary, at any time prior to COE, if, to Buyer’s knowledge, any representation or warranty made by Seller is not accurate in any fashion, then Buyer shall bring such matter to the attention of Seller promptly upon discovery. If Buyer consummates the transactions contemplated by this Agreement notwithstanding such knowledge, Buyer shall be barred from asserting a claim after COE that such matter constituted a breach of a representation, warranty or covenant of Seller. As used in this Agreement, the phrase “Buyer’s knowledge” or words of similar import shall mean the actual knowledge of Brian Garrigan.

          As used in this Agreement, the phrase “to Seller’s knowledge” or words of similar import shall mean the actual knowledge of (a) Ron Lindsey as Managing Vice President of Development of AmREIT, and (b) Charles Scoville as Senior Vice President and Director of Operations for AmREIT. Seller hereby represents that foregoing persons are the individuals most familiar with the Property, its operations and its condition and have the most comprehensive knowledge regarding the representations and warranties set forth in this Section 13.

                    (c)     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES BY SELLER. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS AGREEMENT AND/OR IN THE TRANSFER DOCUMENTS (COLLECTIVELY, THE “SELLER WARRANTIES”) IT IS UNDERSTOOD AND AGREED THAT SELLER HAS NOT MADE AND IS NOT NOW MAKING, AND SELLER SPECIFICALLY DISCLAIMS AND BUYER WAIVES, ANY WARRANTIES, REPRESENTATIONS, OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE SET FORTH IN THE WARRANTY DEED TO BE DELIVERED AT CLOSING); (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF; (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES; (IV) WHETHER AND THE EXTENT TO WHICH, THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD; (V) DRAINAGE; (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING; (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT; (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC; (IX) USAGES OF ADJOINING PROPERTY; (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF; (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS, OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF; (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN, ON, UNDER, OR IN THE VICINITY OF THE PROPERTY; (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS, OR LAWS, BUILDING FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS; (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS; (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE PROPERTY; (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING OR BUILDING

ENTITLEMENTS AFFECTING THE PROPERTY; (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER’S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE); OR (XIX) TAX CONSEQUENCES (INCLUDING, BUT NOT LIMITED TO, THE AMOUNT, USE OR PROVISIONS RELATING TO ANY TAX CREDITS).

                    (d)     SALE “AS IS”. EXCEPT FOR THE SELLER WARRANTIES, BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF ITS AGENTS AND ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND, WITH THE EXCEPTION OF ITS RELIANCE ON THE SELLER WARRANTIES, THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER’S CONSULTANTS IN PURCHASING THE PROPERTY. BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND, IN ADDITION TO THE SELLER WARRANTIES, SHALL RELY UPON SAME. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS AND, EXCEPT TO THE EXTENT THAT IT CONSTITUTES A BREACH OF ONE OR MORE OF THE SELLER WARRANTIES, HEREBY WAIVES ANY CLAIM BUYER MAY HAVE, NOW OR IN THE FUTURE, IN CONNECTION WITH ANY SUCH ADVERSE MATTERS, INCLUDING, WITHOUT LIMITATION, ANY RIGHT OF CONTRIBUTION. BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT, SUBJECT TO THE SELLER WARRANTIES AND THE SURVIVAL THEREOF, THE PROPERTY “AS IS, WHERE IS,” WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL EXPRESSLY SURVIVE THE CLOSING AND SHALL NOT MERGE WITH THE PROVISIONS OF ANY TRANSFER DOCUMENTS. EXCEPT FOR THE SELLER WARRANTIES, SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT, OR OTHER PERSON. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE “AS IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS, ASSUMPTIONS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE

SIGNIFICANCE AND EFFECT THEREOF. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THE PROVISIONS OF THIS PARAGRAPH (13)(d) AND PARAGRAPH 13(c) ABOVE ARE AN INTEGRAL PART OF THIS AGREEMENT AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO BUYER FOR THE PURCHASE PRICE WITHOUT SUCH PROVISIONS.

          14.      BUYER’S REPRESENTATIONS WARRANTIES AND COVENANTS.

                     (a)     Buyer hereby represents and warrants to Seller as of the Effective Date and again as of COE that:

                              (i)     Buyer has full power and authority to execute, deliver and perform under this Agreement as well as under the Transfer Documents;

                              (ii)     there are no actions or proceedings pending or to Buyer’s knowledge, threatened against Buyer which may in any manner whatsoever affect the validity or enforceability of this Agreement or any of the documents, the agreed upon forms of which are attached hereto as Exhibits; and

                              (iii)     the execution, delivery and performance of this Agreement and the Transfer Documents have not and will not constitute a breach or default under any other agreement, law or court order under which Buyer is a party or may be bound.

                     (b)     Further, Buyer hereby covenants to Seller as of the Effective Date that:

                              (i)     should Buyer receive notice or knowledge of any information regarding any of the matters set forth in this Section 14 after the Effective Date and prior to COE, Buyer will promptly notify Seller of the same in writing.

                     All representations and warranties made in this Agreement by Buyer shall survive the execution and delivery of this Agreement and COE for a period of one (1) year. Buyer shall and does hereby indemnify against and hold Seller harmless from any loss, damage, liability and expense, together with all court costs and attorneys’ fees, if awarded by a court of law, which Seller may incur, by reason of any misrepresentation by Buyer or any breach of any of Buyer’s warranties or covenants. Buyer’s indemnity and hold harmless obligations shall survive COE COE as provided in this paragraph. Any claim for a breach of Buyer’s representations and warranties must be made in writing within one (1) year following COE, and, if not resolved within thirty (30) days following such claim, a claim must be brought in a court of competent jurisdiction within one (1) year and thirty (30) days following COE.

          15.      RENTS AND DEPOSITS. Seller and Buyer agree that, in addition to all other conditions and covenants contained herein, Seller shall deliver to Buyer and Escrow Agent not later than the day immediately prior to COE information, certified by Seller to be true and accurate as of the date thereof and as of the date of COE, with respect to (i) the amount of Tenant’s security deposit under the Lease, if any, and (ii) prepaid and/or abated rents, including, without limitation, the amount thereof and the date to which such rents have been paid.

          16.          BROKER’S COMMISSION. Concerning any brokerage commission, the Parties agree as follows:

                         (a)          the Parties warrant to one another that they have not dealt with any finder, broker or realtor in connection with this Agreement except Marcus & Millichap (Alvin Mansour) (“Broker”);

                         (b)          if any person shall assert a claim to a finder’s fee or brokerage commission on account of alleged employment as a finder or broker in connection with this Agreement (including Broker), the Party under whom the finder or broker is claiming shall indemnify and hold the other Party harmless from and against any such claim and all costs, expenses and liabilities incurred in connection with such claim or any action or proceeding brought on such claim, including, but not limited to, counsel and witness fees and court costs in defending against such claim. The provisions of this subsection shall survive cancellation of this Agreement or COE; and

                         (c)           Seller shall be responsible for payment of a commission to Broker pursuant to a separate written agreement between Seller and Broker, which commission shall be paid at COE.

          17.          CLOSE OF ESCROW. COE shall be on or before 3:00 p.m. CST on July 1, 2013 or such earlier date as Buyer may choose by giving not less than five (5) days prior written notice to Seller and Escrow Agent (the “Closing Date”). Buyer may extend the Closing Date for up to an additional fifteen (15) days upon delivery of written notice to extend the Closing Date to Escrow Agent prior to the original Closing Date.

          18.          ASSIGNMENT. This Agreement may not be assigned by Seller without the prior written consent of Buyer which consent shall not be unreasonably withheld. Buyer may assign its rights under this Agreement to an affiliate of Buyer without seeking or obtaining Seller’s consent. Such assignment shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes all unperformed obligations of Buyer under this Agreement. Buyer may also designate someone other than Buyer, as grantee under the Transfer Documents, by providing written notice of such designation at least five (5) days’ prior to COE and obtaining Seller’s prior written consent if such grantee is not an affiliate of Buyer. Such assignment shall not become effective until the assignee executes an instrument whereby such assignee expressly assumes all unperformed obligations of Buyer under this Agreement. No assignment shall release or otherwise relieve Buyer from any obligations hereunder; provided, however, with respect to any assignment, if COE occurs the assigning party (but not the assignee) shall be relieved of all its obligations arising under this Agreement before, on and after COE.

          19.          RISK OF LOSS. Seller shall bear all risk of loss resulting from or related to damage of or to the Property or any part thereof which may occur prior to COE. Seller shall also bear all risk of loss resulting from or related to a taking or condemnation of the Property or any part thereof with respect to which written notice of a proposed condemnation or taking is received, a condemnation proceeding is commenced, a condemnation proceeding is concluded or all or any part of the Property is conveyed in lieu of condemnation prior to COE (any such damage, taking or condemnation event a “Risk of Loss Event”). In the event of any Risk of Loss Event prior to COE which is “Material” (as defined below), Buyer may, at Buyer’s sole option, by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit shall be paid immediately by Escrow Agent to Buyer and, except as otherwise provided in this Agreement, neither of the Parties shall have any further liability or obligation hereunder. In the alternative, Buyer may attempt to negotiate an appropriate downward adjustment of the Purchase Price. If Seller and Buyer cannot agree upon such a downward adjustment within a reasonable period (not to exceed ten (10) days from the date Buyer receives notice of the loss) Buyer may cancel this Agreement as provided above. In the event of any Risk of Loss Event which does not result in a termination of this Agreement, Seller shall at COE and as a condition precedent thereto, pay Buyer or credit Buyer against the Purchase Price the amount of any insurance or condemnation proceeds, or assign to Buyer, as of COE and in a form acceptable to Buyer, all rights or claims for relief to the same, and credit to Buyer an amount equal to the deductible (if any) under the insurance policy.

          As used herein, the term “Material” shall mean (i) with respect to a Risk of Loss Event related to casualty, such Risk of Loss Event results in (a) Tenant having a right of termination under the Lease and the Tenant does not waive such right of termination in writing prior to the date that is ten (10) days from the date that Buyer receives notice of the Risk of Loss Event, (b) Tenant having the right to permanently or temporarily abate or offset its rent under the Lease, (c) damage to the Property the cost of which to repair is reasonably estimated to exceed $100,000, or (d) damage to the Property that is not fully covered by insurance (unless Seller agrees in writing to contribute, as a credit to Buyer against the Purchase Price at COE, the full amount of such shortage); and (ii) with respect to a Risk of Loss Event related to a condemnation, such Risk of Loss Event results in (a) Tenant having a right of termination under the applicable Lease and Tenant does not waive such right of termination in writing prior to the date that is ten (10) days from the date that Buyer receives notice of the Risk of Loss Event, (b) Tenant having a right to permanently or temporarily abate or offset its rent under the Lease, or (c) required repairs or renovations to the Property the cost of which is reasonably estimated to exceed $100,000.

          20.          REMEDIES.

                         (a)          Seller’s Breach. If Seller breaches this Agreement, including, without limitation, a material breach of any representation or warranty of Seller set forth herein and/or the failure of Seller to satisfy any conditions precedent to COE specified in Section 12 above that is within Seller’s control, Buyer may, as Buyer’s sole and exclusive remedy, by written notice to Seller and Escrow Agent, cancel this Agreement whereupon the Earnest Money Deposit shall be paid immediately by Escrow Agent to Buyer, Seller shall promptly reimburse to Buyer its reasonable out-of-pocket and third-party property diligence expenses incurred prior to the date of Seller’s default, such amount not to exceed the sum of $50,000.00 (provided, however, that the obligation to reimburse Buyer for its out-of-pocket costs shall only arise upon Seller’s receipt of reasonably satisfactory evidence of such costs), and thereafter, only if the Seller’s default is solely with respect to its intentional and willful failure to fulfill its obligations under this Agreement, pay to Buyer the sum of $250,000.00 as liquidated damages for the breach of this

Contract, it being agreed between the parties hereto that the actual damages to Buyer in the event of such breach are impractical to ascertain and such amount is a reasonable estimate thereof. Thereafter neither party shall any further obligations hereunder, except as to those which expressly survive the termination of this Contract. Seller hereby acknowledges and agrees that the provisions of this Section 20(a) shall not limit any rights or remedies Buyer may have against Seller after COE for any misrepresentation, breach of warranty or default by Seller in any of its obligations under this Agreement, the Transfer Documents or any other documents to be entered into pursuant to this Agreement.

                         (b)          Buyer’s Breach. If Buyer breaches this Agreement, as its sole remedy Seller shall be entitled to retain the Earnest Money Deposit in accordance with subsection 5(b) as Seller’s agreed and total liquidated damages. Seller hereby waives any right to seek any equitable or legal remedies against Buyer; provided however, Buyer hereby acknowledges and agrees that the provisions of this Section 20(b) shall not limit any rights or remedies Seller may have against Buyer for any indemnification of Seller by Buyer under this Agreement.

          21.          ATTORNEYS’ FEES. If there is any litigation to enforce any provisions or rights arising under this Agreement, the unsuccessful party in such litigation, as determined by the court, agrees to pay the successful party, as determined by the court, all costs and expenses, including, but not limited to, reasonable attorneys’ fees incurred by the successful party, such fees to be determined by the court. For purposes of this Section 21, a party will be considered to be the “successful party” if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (c) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

          22.          NOTICES.

                         (a)          Addresses. Except as otherwise required by law, any notice required or permitted hereunder shall be in writing and shall be given by personal delivery, or by deposit in the U.S. Mail, certified or registered, return receipt requested, postage prepaid, addressed to the Parties at the addresses set forth below, or at such other address as a Party may designate in writing pursuant hereto, or telecopy (fax), electronic transmission (email), or any express or overnight delivery service (e.g., Federal Express), delivery charges prepaid:

if to Seller:	AMREIT WOODLAKE POINTE I, LP
8 Greenway Plaza, Suite 1000
Houston, TX 77046
	Attn:	Tim Ng
	Tel.:	(713) 860-4945
	Fax:	(713) 850-0498
	Email:	tng@amreit.com

with copies to:	Wilson, Cribbs & Goren, P.C.
2500 Fannin Street
Houston, TX 77002
	Attn:	Anthony L. Marré
	Tel.:	(713) 547-8511
	Fax:	(713) 229-8824
	Email:	amarre@wcglaw.net

if to Buyer:	Series C, LLC
c/o Cole Real Estate Investments
2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
	Attn:	Legal Department
	Tel.:	(602) 778-8700
	Fax:	(480) 449-7012
	Email:	____________

with copies to:	Snell & Wilmer L.L.P.
400 East Van Buren Street
Suite 1900
Phoenix, AZ 85004
	Attn:	Joseph Y. Viola
	Tel.:	(602) 382-6328
	Fax:	(602) 382-6070
	Email:	jviola@swlaw.com

If to Escrow Agent:	First American Title Insurance Company
2425 E. Camelback Road, Suite 300
Phoenix, AZ 85016
	Attn:	Mr. Brandon Grajewski
	Tel.:	(602) 567-8145
	Fax:	(602) 567-8101
	Email:	bgrajewski@firstam.com

                         (b)           Effective Date of Notices. Notice shall be deemed to have been given on the date on which notice is delivered, if notice is given by personal delivery or telecopy, and on the date of deposit in the mail, if mailed or deposited with the overnight carrier, if used. Notice shall be deemed to have been received (i) on the date on which the notice is received, if notice is given by telecopy or personal delivery, (ii) on the first business day following deposit with an overnight carrier, if used, and (iii) on the second (2nd) day following deposit in the U.S. Mail, if notice is mailed. If escrow has opened, a copy of any notice given to a party shall also be given to Escrow Agent by regular U.S. Mail or by any other method provided for herein.

          23.          CLOSING COSTS.

                         (a)          Closing Costs. Seller and Buyer agree to pay closing costs as indicated in this Agreement and in the escrow instructions attached hereto as Exhibit F, and by this reference incorporated herein (the “Escrow Instructions”). At COE, Seller shall pay (i) the costs of releasing all liens, judgments, and other encumbrances that are to be released and of recording such releases, (ii) one-half the fees and costs due Escrow Agent for its services, (iii) the transfer tax associated with the sale of the Property, if any, and (iv) all other costs to be paid by Seller under this Agreement. At COE, Buyer shall pay (i) one-half the fees and costs due Escrow Agent for its services, and (ii) all other costs to be paid by Buyer under this Agreement. Except as otherwise provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective expenses, including, without limitation, expenses of legal counsel, accountants, and other advisors incurred at any time in connection with pursuing or consummating the transaction contemplated herein.

                         (b)          Prorations. Real estate taxes (other than those real estate taxes that are the sole responsibility of Tenant under the Lease) shall be prorated based upon the current valuation and latest available tax rates. All prorations shall be calculated through escrow as of COE based upon the latest available information, including, without limitation, a credit to Buyer for any rent prepaid by Tenant for the period beginning with and including the date on which the closing occurs through and including the last day of the month in which the closing occurs. All other credits to Buyer shall be similarly prorated. Any other closing costs not specifically designated as the responsibility of either Party in the Escrow Instructions or in this Agreement shall be paid by Seller and Buyer according to the usual and customary allocation of the same by Escrow Agent. Seller agrees that all closing costs payable by Seller shall be deducted from Seller’s proceeds otherwise payable to Seller at COE. Buyer shall deposit with Escrow Agent sufficient cash to pay all of Buyer’s closing costs. Except as provided in this Section 23, Seller and Buyer shall each bear their own costs in regard to this Agreement.

                         (c)          Post-Closing Adjustment. If after COE, the parties discover any errors in adjustments and apportionments or additional information becomes available which would render the closing prorations inaccurate, the same shall be corrected as soon after their discovery as possible. The provision of this Section 23(c) shall survive COE except that no adjustment shall be made later than eighteen (18) months after COE unless prior to such date the Party seeking the adjustment shall have delivered a written notice to the other Party specifying the nature and basis for such claim; provided, however, in the event an adjustment is sought due to the fact that current tax bills with respect to the Property had not yet been issued as of COE, the provisions of this Section 23(c) shall survive with respect to any closing proration of real property taxes (other than those real estate taxes that are the sole responsibility of Tenant under the Lease) until thirty (30) days after Buyer’s receipt of tax bills for the period of time during which COE occurred. In the event that such claim is valid, the Party against whom the claim is sought shall have ten (10) days in which to remit any adjustment due.

                         (d)          Instructions. This Agreement, together with the Escrow Instructions, shall constitute escrow instructions for the transaction contemplated herein. Such escrow instructions shall be construed as applying principally to Escrow Agent’s employment.

                         (e)           Survival. The provisions of this Section 23 shall survive COE.

          24.          ESCROW CANCELLATION CHARGES. If escrow fails to close because of Seller’s default, Seller shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close because of Buyer’s default, Buyer shall be liable for any cancellation charges of Escrow Agent. If escrow fails to close for any other reason, Seller and Buyer shall each be liable for one-half of any cancellation charges of Escrow Agent. The provisions of this Section 24 shall survive cancellation of this Agreement.

          25.          APPROVALS. Concerning all matters in this Agreement requiring the consent or approval of any Party, the Parties agree that any such consent or approval shall not be unreasonably withheld unless otherwise provided in this Agreement.

          26.          Reserved.

          27.          ADDITIONAL ACTS. The Parties agree to execute promptly such other documents and to perform such other acts as may be reasonably necessary to carry out the purpose and intent of this Agreement.

          28.          GOVERNING LAW. This Agreement shall be governed by and construed or enforced in accordance with the laws of the State of Texas.

          29.          CONSTRUCTION. The terms and provisions of this Agreement represent the results of negotiations among the Parties, each of which has been represented by counsel of its own choosing, and neither of which has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each hereby waive the application of any rule of law which would otherwise be applicable in connection with the interpretation and construction of this Agreement that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed Agreement or any earlier draft of the same.

          30.          TIME OF ESSENCE. Time is of the essence of this Agreement. However, if this Agreement requires any act to be done or action to be taken on a date which is a Saturday, Sunday or legal holiday, such act or action shall be deemed to have been validly done or taken if done or taken on the next succeeding day which is not a Saturday, Sunday or legal holiday, and the successive periods shall be deemed extended accordingly.

          31.          INTERPRETATION. If there is any specific and direct conflict between, or any ambiguity resulting from, the terms and provisions of this Agreement and the terms and provisions of any document, instrument or other agreement executed in connection herewith or in furtherance hereof, including any Exhibits hereto, the same shall be consistently interpreted in such manner as to give effect to the general purposes and intention as expressed in this Agreement which shall be deemed to prevail and control.

          32.          HEADINGS. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

          33.          FAX AND COUNTERPARTS. This Agreement may be executed by facsimile, by email (in “.pdf” format) and/or in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

          34.          INCORPORATION OF EXHIBITS BY REFERENCE. All Exhibits to this Agreement are fully incorporated herein as though set forth at length herein.

          35.          SEVERABILITY. If any provision of this Agreement is unenforceable, the remaining provisions shall nevertheless be kept in effect.

          36.          ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, oral or written, with respect to the subject matter hereof. The provisions of this Agreement shall be construed as a whole and not strictly for or against any Party.

          37.          INDEMNITY. Seller shall indemnify, hold harmless and defend Buyer, Buyer’s affiliates, the partners, trustees, shareholders, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the “Indemnified Parties”) from any and all demands, claims (including, without limitation, causes of action in tort), legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen (collectively, “Claims”) that may arise on account of or in any way be connected with any actions, suits, proceedings or claims brought by third parties against Buyer (a) relating to any actual or alleged events, acts or omissions occurring with respect to the Property prior to COE, and/or (b) based upon Buyer’s ownership of the Property but with respect to which the claimed loss, damage or injury occurred prior to COE. Buyer shall indemnify, hold harmless and defend Seller, Seller’s affiliates, the partners, trustees, shareholders, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns from any and all Claims that may arise on account of or in any way be connected with any actions, suits, proceedings or claims brought by third parties against Seller (y) relating to any actual or alleged events, acts or omissions occurring with respect to the Property from and after COE, and/or (z) based upon Seller’s ownership of the Property but with respect to which the claimed loss, damage or injury occurred from and after COE. The provisions of this Section 37 shall survive COE.

          38.          PRIVILEGE TAXES. Seller represents, warrants and covenants to Buyer that all state and local transaction privilege, sales, excise, use or similar taxes relating to the development, sale or rental of the Property (including, without limitation any speculative builder tax, owner-builder tax, or construction contractor tax) have been paid and Seller shall pay any such taxes that may arise as a result of the sale of the Property to Buyer as and when due. Seller shall indemnify, hold harmless and defend the Indemnified Parties from any and all Claims relating to a breach of the preceding sentence. The provisions of this Section shall survive COE.

          39.          Reserved.

          40.          TENANT AUDIT RIGHT. In the event that Tenant has the right to inspect and audit the books, records and other documents of the landlord under the Lease which evidence the purchase price of the Real Property, the development and construction costs of the Improvements, and/or common area maintenance costs and expenses, Seller hereby covenants and agrees that it shall retain such books, records and other documents which will enable Tenant to conduct a full and complete audit thereof until the date that is six (6) months after the latest date that Tenant could demand an inspection and/or audit thereof pursuant to the Lease and, upon written request therefore from Buyer, or any successor or assign, thereof, shall provide both Buyer and Tenant with reasonable access thereto and otherwise reasonably cooperate with both Buyer and Tenant with respect to such inspection and/or audit by Tenant. In the event Tenant claims any right to a credit, refund or other reimbursement as a result of such audit, Seller shall indemnify, hold harmless and defend the Indemnified Parties from any and all Claims relating thereto or arising therefrom. The provisions of this Section 40 shall survive COE.

          41.          LIKE-KIND EXCHANGE. (a) Seller agrees to reasonably cooperate with Buyer by executing such documents or taking such action as Buyer reasonably requests in connection with any tax deferred exchange pursuant to Section 1031 of the Tax Code, provided that (i) the transaction contemplated by this Agreement shall not be conditioned upon completion of such exchange; (ii) Seller shall not be required to take title to any real property in connection with any such exchange; (iii) Seller shall not incur any liability by reason of any such exchange; and (iv) Seller shall not be relieved of any of its obligations under this Agreement as a result of any such exchange.

          (b)    Buyer agrees to reasonably cooperate with Seller by executing such documents or taking such action as Seller reasonably requests in connection with any tax deferred exchange pursuant to Section 1031 of the Tax Code, provided that (i) the transaction contemplated by this Agreement shall not be conditioned upon completion of such exchange; (ii) Buyer shall not be required to take title to any real property (other than the Property) in connection with any such exchange; (iii) Buyer shall not incur any liability by reason of any such exchange; and (iv) Buyer shall not be relieved of any of its obligations under this Agreement as a result of any such exchange.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the Effective Date.

SELLER:
AMREIT WOODLAKE POINTE I, LP,
a Texas limited partnership

	By:	/s/ Brett Treadwell

	Its:	Brett Treadwell, Vice President

	Date:	April 5, 2013

BUYER:	SERIES C, LLC, an Arizona limited liability company

	By:	/s/ Todd J. Weiss

	Its:	Todd J. Weiss, Authorized Officer

	Date:	April 5, 2013

ESCROW AGENT’S ACCEPTANCE

          The foregoing fully executed Agreement together with the Earnest Money Deposit is accepted by the undersigned this 15th day of April, 2013, which for the purposes of this Agreement shall be deemed to be the date of Opening of Escrow. Escrow Agent hereby accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Brandon Giajensli

Title:	Escrow Officer

EXHIBIT A

LEGAL DESCRIPTION OF REAL PROPERTY

A tract or parcel containing 3.7931 acres or 165,225 square feet of land, being out of Unrestricted Reserve “A” of Woodlake Pointe, a subdivision recorded under Film Code Number (F.C. No.) 631064, of the Harris County Map Records (H.C.M.R.), situated in Harris County, Texas, with said 3.7931 acre tract being more particularly described as follows.

With all bearings based on said subdivision plat;

BEGINNING at a 1” inch iron pipe found on the west right-of-way (R.O.W.) line of Tanglewilde Avenue (eighty feet wide) and marking the northeast corner of Lot 16, Block 1, of Tanglewilde, Section One, a Subdivision recorded in Volume 49, Page 25, of the H.C.M.R. and the southeast corner of said Unrestricted Reserve “A” and the southeast corner of the herein described tract;

THENCE, with the north line of said Tanglewilde, Section One and the south line of said Unrestricted Reserve “A”, South 87 degrees 29 minutes 48 seconds West, a distance of 531.50 feet to a capped 5/8” iron rod stamped “Windrose Land Services” set on said common line and the southwest corner of the herein described tract;

THENCE, through and across said Unrestricted Reserve “A” the following three (3) courses:

          1. North 02 degrees 30 minutes 12 seconds West, a distance of 235.29 feet to a cut “X” in concrete set for a westerly corner of the herein described tract;

          2. North 87 degrees 29 minutes 48 seconds East, a distance of 64.74 feet to a capped 5/8” iron rod stamped “Windrose Land Services” set for an interior corner of the herein described tract;

          3. North 02 degrees 30 minutes 12 seconds West, a distance of 154.78 feet to a cut “X” in concrete set on the south R.O.W. line of Westheimer Road (One Hundred-twenty feet wide) and the north line of said Unrestricted Reserve “A” and for the northwest corner of the herein described tract;

THENCE, with the south line of said Westheimer Road and the north line of said Unrestricted Reserve “A”, North 87 degrees 29 minutes 48 seconds East, a distance of 301.82 feet to a cut “X” in concrete set on the south line of said Westheimer Road being the northeast corner of said Unrestricted Reserve “A” and the northwest corner of Restricted Reserve “A” of McDonald’s Place-Tanglewilde, a plat recorded in Volume 339, Page 141, of the H.C.M.R. and being the northeast corner of the herein described tract;

THENCE, with the common lines of said Restricted Reserve “A” and said Unrestricted Reserve “A” the following two (2) courses:

          1. South 02 degrees 30 minutes 12 seconds East, a distance of 230.00 feet to a cut “X” in concrete found marking the southwest corner of said Restricted Reserve “A” and an interior corner of said Unrestricted Reserve “A” and of the herein described tract;

          2. North 87 degrees 29 minutes 48 seconds East, a distance of 231.62 feet to cut “X” in concrete set for the beginning of a non-tangent curve to the right on the west R.O.W. line of said Tanglewilde Avenue marking the southeast corner of said Unrestricted Reserve “A” and the most easterly northeast corner of said Unrestricted Reserve “A”

THENCE, with said west R.O.W. line and the east line of said Unrestricted Reserve “A”, 159.01 feet along the arc of said non-tangent curve to the right, having a radius of 809.29 feet, a central angle of 11 degrees 15 minutes 26 seconds, and having a chord bearing and distance of South 19 degrees 38 minutes 11 seconds West, 158.75 feet to a cut “X” in concrete set marking the end of said curve;

THENCE, continuing along said West R.O.W. line and the east line of said Unrestricted Reserve “A”, South 25 degrees 15minutes 35 seconds west, a distance of 14.71 feet to THE PLACE OF BEGINNING AND CONTAINING 3.7931 ACRE OR 165,225 SQUARE FEET OF LAND.

EXHIBIT B

BILL OF SALE

          This Bill of Sale is made and entered into as of _________________, 2013, by and between AMREIT WOODLAKE POINTE I, LP a Texas limited partnership (“Seller”), and ___________________, LLC, a Delaware limited liability company (“Buyer”), and provides as follows:

          WHEREAS, Seller and Series ___, LLC (“Original Buyer”), entered into a Purchase Agreement and Escrow Instructions dated as of _________, 201___ [as modified by amendment dated ________________,] ([collectively, ]the “Agreement”), pursuant to which Seller agreed to sell to Original Buyer certain real property and personal property located at ____________________________, which is more particularly described on Exhibit A attached hereto and made a part hereof (the “Property”); and

          WHEREAS, Original Buyer assigned its right, title and interest in and to the Agreement to Buyer pursuant to that certain Assignment of Purchase Agreement and Escrow Instructions dated as of _______________, 201___; and

          WHEREAS, Seller may possess various items of personal property located in or on the Property and used in the operation of the Property, which may include, without limitation, furniture, furnishings, equipment, fixtures, inventory, machinery, supplies and other personal property (the “Personal Property”). The Agreement contemplates that all of Seller’s right, title and interest, if any, in and to the Personal Property shall be transferred and assigned by Seller to Buyer; and

          WHEREAS, Seller desires to transfer and convey all of its right, title and interest, if any, in and to the Personal Property to Buyer, and Buyer desires to accept the transfer and conveyance of the Personal Property;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer covenant and agree as follows:

          1.          Transfer and Assignment. Seller hereby transfers and conveys to Buyer all of the right, title and interest of Seller, if any, in and to the Personal Property. Buyer accepts the transfer and conveyance of the right, title and interest of Seller in and to the Personal Property.

          2.          Representations and Warranties of Seller. Seller represents and warrants to Buyer that it possesses full right, power and authority to transfer and assign Seller’s right, title and interest, if any, in and to the Personal Property to Buyer.

          3.          Condition of the Personal Property. All of the Personal Property is transferred from Seller to Buyer “as is.” Seller makes no implied warranty of merchantability and no warranty, either express or implied, concerning the Personal Property, except for the representations and warranties contained in this Bill of Sale or in the Agreement, if any.

          4.          Counterparts. The parties agree that this Bill of Sale may be executed by the parties in one or more counterparts and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Seller and Buyer have executed this Bill of Sale as of the date set forth above.

SELLER:

AMREIT WOODLAKE POINTE I, LP,
a Texas limited partnership

By:

Title:

BUYER:

_____________________, LLC,
a Delaware limited liability company

By:	________________, LLC,
a Delaware limited liability company,
its Manager

By:

Title:

EXHIBIT A TO
BILL OF SALE

Legal Description

EXHIBIT C

[to be recorded]

THIS INSTRUMENT PREPARED BY:

Joseph Viola, Esq.
Snell & Wilmer L.L.P.
One Arizona Center
400 E. Van Buren Street
Phoenix, AZ 85004

UPON RECORDATION RETURN TO:

Cole ______________________, LLC
c/o Cole Real Estate Investments
2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
Attn: Legal Department

ASSIGNMENT AND ASSUMPTION OF LEASE [AND GUARANTY]

          This Assignment and Assumption of Lease [and Guaranty] (the “Assignment”), dated as of _____________, 2013 (the “Effective Date”), is by and between AMREIT WOODLAKE POINTE I, LP a Texas limited partnership (“Assignor”), and _____________________, LLC, a Delaware limited liability company (“Assignee”).

          WHEREAS, Assignor is presently the holder of the lessor’s interest under the lease, as amended (collectively, the “Lease”) listed on Exhibit A attached hereto and by this reference incorporated herein. The Lease affects the real property described on Exhibit B attached hereto.

          [WHEREAS, the tenant’s obligations under the Lease are guaranteed by that certain guaranty listed on Exhibit A attached hereto (the “Guaranty”).]

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

          1.          Assignment. As of the Effective Date, Assignor hereby assigns, conveys, transfers and sets over unto Assignee all of Assignor’s right, title and interest in, to and under the Lease, including, without limitation, all of Assignor’s right, title and interest in and to security, cleaning or other deposits and in and to any claims for rent, arrears rent or any other claims arising under the Lease against any lessee thereunder, subject to the rights of the lessees under the Lease.

          2.          Assumption. Assignee hereby assumes and agrees to pay all sums, and perform, fulfill and comply with all covenants and obligations, which are to be paid, performed, fulfilled and complied with by the lessor under the Lease, from and after the Effective Date.

          3.          Assignee’s Indemnification of Assignor. Assignee shall and does hereby indemnify Assignor against, and agrees to hold Assignor harmless of and from, all liabilities, obligations, actions, suits, proceedings or claims, and all losses, costs and expenses, including but not limited to reasonable attorneys’ fees, arising as a result of any act, omission or obligation of Assignee arising or accruing with respect to the Lease and occurring or alleged to have occurred after the Effective Date.

          4.          Assignor’s Indemnification of Assignee. Assignor shall and does hereby indemnify Assignee against, and agrees to hold Assignee harmless of and from, all liabilities, obligations, actions, suits, proceedings or claims, and all losses, costs and expenses, including but not limited to reasonable attorneys’ fees, arising as a result of any act, omission or obligation of Assignor arising or accruing with respect to the Lease and occurring or alleged to have occurred on or prior to the Effective Date. Additionally, Assignor shall and does hereby indemnify Assignee against, and agrees to hold Assignee harmless of and from, all liabilities, obligations, actions, suits, proceedings or claims, and all losses, costs and expenses, including but not limited to reasonable attorneys’ fees, arising out of or related to (i) any failure by Assignor to reasonably cooperate with Assignee and/or the tenant under the Lease in connection with an audit by such tenant pursuant to Section ___ of the Lease, and/or (ii) any claim for a refund, credit or other reimbursement as a result of such audit.

          5.          Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

          6.          Counterparts. The parties agree that this Assignment may be executed by the parties in one or more counterparts and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES TO FOLLOW]

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date set forth above.

ASSIGNOR:	AMREIT WOODLAKE POINTE I, LP,
a Texas limited partnership

By:

Its:

STATE OF _____________ )
) SS.
COUNTY OF ___________ )

          Before me, a notary public in and for said county and state, appeared ______________________, the __________________of _________________________, a _________________________________, who acknowledged to me that he did execute the foregoing instrument and the same is his free act and deed, personally and on behalf of said company.

In testimony whereof, I have hereunto subscribed my name, and affixed my official seal at _______________________, this _____ day of _____________, 2012.

Notary Public

My Commission Expires:

ASSIGNEE:	COLE _____________________, LLC,
a Delaware limited liability company

	By:	__________________, LLC,
a Delaware limited liability company,
its Manager

By:

Title:

STATE OF _____________ )
) SS.
COUNTY OF ___________ )

          Before me, a notary public in and for said county and state, appeared _________________ as ______________________ of COLE ____________________________, LLC, a Delaware limited liability company, the Manager of COLE _____________________________, a Delaware limited liability company, who acknowledged to me that he did execute the foregoing instrument and the same is his free act and deed, personally and on behalf of said company.

In testimony whereof, I have hereunto subscribed my name, and affixed my official seal at _______________________, this _____ day of _______________, 2012.

Notary Public

My Commission Expires:

EXHIBIT A TO
ASSIGNMENT AND ASSUMPTION OF LEASE [AND GUARANTY ]

Lease Description

LANDLORD:	______________________________,
a _______________________________

TENANT:	_________________________________,
a _________________________________

DATE:	Lease Agreement dated __________ ___, _____

PREMISES:	___________________________
________________ , TX

TERM:	Commencing on __________ ___, _____
and ending on _____________ ___, _____.

[ AMENDMENTS: ]

[Guaranty Description]

[GUARANTOR:	______________________________
______________________________
______________________________

DATE:	___________________________ ]

EXHIBIT B TO
ASSIGNMENT AND ASSUMPTION OF LEASE [AND GUARANTY ]

Legal Description

EXHIBIT D

ASSIGNMENT AGREEMENT

          This Assignment Agreement (the “Agreement”) dated as of _____________, 2013 (the “Effective Date”), is by and between AMREIT WOODLAKE POINTE I, LP a Texas limited partnership (“Assignor”), and ________________________, LLC, a Delaware limited liability company (“Assignee”).

          WHEREAS, Assignor, as Seller, and Series ___, LLC, as Buyer (“Original Buyer”), have entered into that certain Purchase Agreement and Escrow Instructions dated as of _________, 201___ [as modified by amendment dated ________________,] ([collectively, ]the “Purchase Agreement”), providing for, among other things, the transfer and sale by Assignor to Original Buyer of Contracts, Warranties and Permits (capitalized terms used herein and otherwise not defined shall have the meaning given in the Purchase Agreement); and

          WHEREAS, Original Buyer assigned its right, title and interest in and to the Purchase Agreement to Assignee pursuant to that certain Assignment of Purchase Agreement and Escrow Instructions dated as of _______________, 201___; and

          WHEREAS, Assignor desires to assign to Assignee all of Assignor’s right, title and interest in and to the Permits, Warranties and the Contracts including, without limitation, as more particularly listed in Exhibit A attached hereto (collectively, the “Assigned Contracts”);

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

          1.          Assignment. Assignor does hereby convey and assign to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Assigned Contracts (and Assignor covenants to cooperate with Assignee to secure performance by any warrantor for any work under such Assigned Contracts); provided, however, that to the extent the assignment of any Assigned Contract shall require the consent of any other party, this Agreement shall not constitute a contract to assign the same or any rights or liabilities thereunder if an attempted assignment thereof would cause a breach of the terms of the Assigned Contract, and the assignment of such Assigned Contract shall not be effective unless and until the consent of such other party shall have been obtained.

          2.          Binding Agreement. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

          3.          Interpretation. If there is any conflict as to the terms of this Agreement and the Purchase Agreement, the terms of the Purchase Agreement shall prevail.

          4.          Governing Law. This Assignment Agreement shall be governed by and construed in accordance with the laws of Arizona applicable to contracts made and performed entirely therein.

          5.          Headings. The headings of this Agreement are for reference only and shall not limit or define the meaning of any provision of this Agreement.

          6.          Counterparts. The parties agree that this Agreement may be executed by the parties in one or more counterparts and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the date set forth above.

ASSIGNOR:	AMREIT WOODLAKE POINTE I, LP,
a Texas limited partnership,

By:

Its:

ASSIGNEE:	COLE _____________________, LLC,
a Delaware limited liability company

	By:	__________________, LLC,
a Delaware limited liability company,
its Manager

By:

Title:

EXHIBIT A

LIST OF CONTRACTS

EXHIBIT E

SPECIAL WARRANTY DEED

THE STATE OF ______________   ]
]
COUNTY OF _______________     ]

THAT, AMREIT WOODLAKE POINTE I, LP, a Texas limited partnership (“Grantor”), whose address is 8 Greenway Plaza, Suite 1000, Houston, TX 77046, for and in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00), and other valuable consideration to Grantor in hand paid by Grantee, as herein-after named, the receipt and sufficiency of which are hereby acknowledged and confessed;

HAS GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL AND CONVEY unto ____________________, LLC, a Delaware limited liability company (“Grantee”), whose address is _____________________________ , that certain real property legally described on the attached Exhibit A (the “Property”), SUBJECT TO all taxes, assessments, liens, encumbrances, easements and restrictions of record and all matters which an accurate survey or physical inspection of the Property would disclose (the “Permitted Exceptions”).

TO HAVE AND TO HOLD the Property, together will all and singular the rights and appurtenances thereto in anywise belonging, unto said Grantee, its successors and assigns forever, and Grantor hereby binds itself, its successors and assigns, TO WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, its successors and assigns, against any person whomsoever lawfully claiming or to claim the same or any part thereof by, through or under Grantor, but not otherwise, and subject to the Permitted Exceptions.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Executed this _____ day of __________, 20__.

AMREIT WOODLAKE POINTE I, LP,
a Texas limited partnership,

By
Printed Name
Its

STATE OF                            ]
] SS.
COUNTY OF                        ]

Before me, the undersigned, Notary Public, on this day personally appeared ______________________, _________________________ of [Grantor Name], a [entity type] known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he/she executed the same on behalf of the [entity type], for the purposes and consideration expressed therein.

GIVEN UNDER MY HAND AND NOTORIAL SEAL THIS _____ DAY OF ________________, 20__.

Notary Public
Notary’s Printed Name:
My Commission Expires:

THIS INSTRUMENT WAS PREPARED BY AND IS TO BE RETURNED TO:

EXHIBIT A TO
SPECIAL WARRANTY DEED

Legal Description

EXHIBIT F

ESCROW INSTRUCTIONS

          1.          Escrow Agent is authorized to take all appropriate action necessary to comply with this Agreement.

          2.          All money payable shall be paid to Escrow Agent, unless otherwise specified. Disbursement of any funds may be made by check of Escrow Agent. Unless otherwise specified, all funds received by Escrow Agent shall be deposited by Escrow Agent in any State or National Bank (FDIC insured), or as otherwise directed in writing by Seller and Buyer. Escrow Agent shall be under no obligation to disburse any funds represented by check or draft and no check or draft shall be payment to Escrow Agen t in compliance with any of the requirements hereof until it is advised by the bank in which it is deposited that such check or draft has been honored.

          3.          Buyer and Seller shall deposit with Escrow Agent all documents necessary to complete the sale as established by the terms of this Agreement.

          4.          When this Agreement and all title requirements have been complied with (including without limitation all conditions set forth in any closing instructions agreed to by Escrow Agent), Escrow Agent shall deliver, file or record in the appropriate public office all necessary documents, disburse all funds and instruct the title company to issue the appropriate title insurance policy(ies).

          5.          Escrow Agent may resign upon ten (10) days written notice to the parties; provided that Escrow Agent shall transfer the Escrow together with all documents and funds to an escrow agent acceptable to both Seller and Buyer, or if Seller and Buyer cannot agree upon an acceptable escrow agent, then Escrow Agent shall have the right to resign and interplead all funds and documents to a court of competent jurisdiction.

          6.          Escrow Agent may at its election, in the event of any conflicting demands made upon it concerning the Agreement, hold any money and documents deposited hereunder until it receives mutual instructions by all parties or until a civil action shall have been concluded in a court of competent jurisdiction, determining the rights of the parties. In the alternative, Escrow Agent may at any time, at its discretion, commence a civil action to interplead any conflicting demands to a court of competent jurisdiction.